     As Filed With the Securities and Exchange Commission on April 11, 2000

                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            COLLECTORS UNIVERSE, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                   33-0846191
   (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                    Identification No.)

                 1936 DEERE STREET, SANTA ANA, CALIFORNIA 92705
               (Address of Principal Executive Offices) (Zip Code)

                                   ----------

                          EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the plans)

                                   ----------

                     David G. Hall, Chief Executive Officer
                            Collectors Universe, Inc.
                                1936 Deere Street
                           Santa Ana, California 92705
                     (Name and address of agent for service)

                                 (949) 567-1234
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Ben A. Frydman, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000


                                PAGE 1 OF 7 PAGES
                             EXHIBIT INDEX ON PAGE 7

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                        Proposed Maximum     Proposed Maximum
Title of Securities    Amount To Be      Offering Price     Aggregate Offering     Amount of
 To Be Registered     Registered(1)         Per Share              Price        Registration Fee
=================================================================================================
   Common Stock,
 $0.001 par value     200,000 shares           (2)             $ 1,250,000(2)       $ 330.00
=================================================================================================

     (1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Employee Stock Purchase Plan (the "Purchase Plan").

     (2) In accordance with Rule 457(h), the aggregate offering price of the 200,000 shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the bid and the asked prices reported by the Nasdaq National Market for the Common Stock on April 5, 2000, which was $6.25 per share.



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

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

        The following documents are incorporated herein by reference:

        (a) The Company's Prospectus (File No. 333-86449) as filed with the Securities and Exchange Commission (the "Commission") on November 5, 1999, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act");

        (b) The Company's Quarterly Reports on Form 10-Q as filed with the Commission on December 2, 1999 and February 11, 2000;

        (c) The Company's Current Report on Form 8-K, as filed with the Commission on March 21, 2000; and

        (d) The description of the Registrant's Common Stock that is contained in the Company's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act on November 1, 1999, including any amendment or report filed for the purpose of updating that description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6.  Indemnification of Directors and Officers.

        The Company's Bylaws provide that the Company will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"). The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and permits the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Company maintains liability insurance for its officers and directors.

        In addition, the Company's Certificate of Incorporation provides that, pursuant to the DGCL, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the DGCL. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        The Company has entered into separate indemnification agreements with its directors and officers. These agreements require the Company, among other things, to indemnify them against liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Company), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.



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

Item 8.  Exhibits.

        The following exhibits are filed as part of this Registration Statement:

        Number               Description
        ------               -----------
        4.1           Employee Stock Purchase Plan (incorporated by reference to
                      Exhibit 10.6 to the Company's Registration Statement on
                      Form S-1, Registration No. 333-86449.)

        5.1           Opinion of Stradling Yocca Carlson & Rauth, a Professional
                      Corporation, counsel to the Registrant.

        23.1          Consent of Stradling Yocca Carlson & Rauth, a Professional
                      Corporation (see Exhibit 5.1).

        23.2          Consent of Deloitte & Touche LLP.

        24.1 Power of Attorney (included on signature page to this Registration Statement).

        Item 9.  Undertakings.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the



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

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 11th day of April, 2000.

                                    COLLECTORS UNIVERSE, INC.


                                    By: /s/ Gary N. Patten
                                        ----------------------------------------
                                        Gary N. Patten, Chief Financial Officer

                                POWER OF ATTORNEY

        We, the undersigned directors and officers of Collectors Universe, Inc., do hereby constitute and appoint Gary N. Patten and David G. Hall, or either of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


      SIGNATURE                                  TITLE                                             DATE
      ---------                                  -----                                             ----

/s/ GARY N. PATTEN                          President and Chief Financial Officer              April 11, 2000
------------------------------------        (Principal Financial and
    GARY N. PATTEN                          Accounting Officer)


/s/ DAVID G. HALL                           Chief Executive Officer,                           April 11, 2000
------------------------------------        Chairman of the Board
    DAVID G. HALL                           and Director (Principal Executive Officer)


/s/ STEPHEN H. MAYER                        Senior Vice President and                          April 11, 2000
------------------------------------        Director
    STEPHEN H. MAYER


/s/ VAN D. SIMMONS                          Director                                           April 11, 2000
------------------------------------
    VAN D. SIMMONS


/s/ ARMEN VARTIAN                           Director                                           April 11, 2000
------------------------------------
    ARMEN VARTIAN


/s/ ROGER W. JOHNSON                        Director                                           April 11, 2000
------------------------------------
    ROGER W. JOHNSON

/s/ LOUIS M. CRAIN                          Director                                           April 11, 2000
------------------------------------
    LOUIS M. CRAIN



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

                                  EXHIBIT INDEX


                                                                     Sequential
Number           Description                                         Page Number
------           -----------                                         -----------
4.1              Employee Stock Purchase Plan (incorporated by
                 reference to Exhibit 10.6 to the Company's
                 Registration Statement on Form S-1, Registration
                 No. 333-86449.)

5.1              Opinion of Stradling Yocca Carlson & Rauth, a
                 Professional Corporation, counsel to the Registrant.

23.1             Consent of Stradling Yocca Carlson & Rauth, a
                 Professional Corporation (see Exhibit 5.1).

23.2             Consent of Deloitte & Touche LLP.

24.1 Power of Attorney (included on signature page to this Registration Statement





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